UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2025
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Seaport Court, Suite 102
Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

Early Redemption of Convertible Bonds

On November 10, 2025, Exicure, Inc. (the “Company”) redeemed in full the 4.5 billion KRW, approximately $3.125 million USD, aggregate principal amount of 2.90% Convertible Bonds due 2028 (the “Bonds”) previously issued by its wholly owned subsidiary, KC Creation Co., Ltd. (“KC Creation”), and held by the Company.

The Bonds were originally issued on April 30, 2025 as part of an internal capital structure strategy and are convertible into shares of KC Creation common stock under certain conditions. The early redemption was executed and funded through internal cash transfers. No third-party holders were involved in the transaction.

This redemption is part of the Company’s ongoing efforts to simplify its intercompany financing arrangements and secure liquidity for the continued operations of the Company and development of its biotechnology business. The transaction will be eliminated in consolidation and is not expected to have a material impact on the Company’s consolidated financial statements.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2025	EXICURE, INC.
(registrant)

	By:	/s/ Andy Yoo
Andy Yoo
Chief Executive Officer